Exhibit 99.1

Riot Platforms Announces Changes to Its Board of Directors and Provides Update on Formal Evaluation of AI/HPC Uses

Jaime Leverton, Doug Mouton and Michael Turner to Join the Board and Bring Directly Applicable AI/HPC Conversion, Data Center and Real Estate Experience

Retains Evercore and Northland Capital to Lead Engagement with Potential AI/HPC Partners Following Increased Inbound Interest

CASTLE ROCK, Colo. – February 12, 2025 – Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), an industry leader in vertically integrated Bitcoin mining, today announced the appointment of Jaime Leverton, Doug Mouton and Michael Turner to its Board of Directors (the “Board”). The three new directors were selected through a comprehensive process conducted by the Board’s Governance and Nominating Committee, with constructive, independent input from each of Starboard Value LP and The D. E. Shaw Group. Collectively, the new directors possess experience directly overseeing the conversion of Bitcoin mining assets for potential artificial intelligence (“AI”)/high- performance computing (“HPC”) uses, managing data center operations and maximizing the value of dynamic real estate properties similar to those owned and operated by Riot.

Moving forward, the Board will consist of six members, and Ms. Leverton and Mr. Mouton will be serving as Class I Directors standing for election at the upcoming 2025 Annual Meeting of Stockholders. Additionally, current directors Hannah Cho and Hubert Marleau will be retiring from the Board. These changes are all effective immediately.

Benjamin Yi, Executive Chairman of Riot, stated:

“Jaime, Doug and Michael bring complementary expertise to the Board that will be immediately applicable as we continue to assess how best to maximize the value of our unique assets. We would like to thank each of Starboard and D. E. Shaw for their respective input and constructive approach throughout this process. I would also like to thank Hannah and Hubert on behalf of the entire Board for their significant contributions during their time as directors. Their roles in the growth and evolution of Riot have been instrumental and we are grateful for their service to Riot and our shareholders.”

Riot also announced that it has engaged Evercore, a premier global independent investment bank, to act as financial advisor in relation to the Company’s evaluation of AI/HPC uses for the Company’s power assets at its Corsicana Facility in Navarro County, Texas, in order to maximize their value. The Company has also engaged Northland Capital Markets to help support the evaluation process. Riot previously announced the launch of a formal evaluation process and that it had engaged Altman Solon – a leading consultant to the data center industry – and other industry experts.

Since the initial announcement of its formal evaluation process for the remaining power capacity at the Corsicana Facility, Riot has received increased inbound interest from multiple potential counterparties and the Company looks forward to accelerating its engagement with the support of its financial advisors.

Jason Les, CEO of Riot, commented:

“We are excited to continue to advance our AI/HPC evaluation process as we seek to maximize value for our entire portfolio of assets. We believe there is an opportunity to deliver substantial value to our shareholders and are confident we have the right team in place that will be able to help us conduct this process as efficiently and effectively as possible.”

There is no assurance that Riot’s existing assets are suitable for AI/HPC conversion, that AI/HPC conversion can be achieved on financially advantageous terms or that an AI/HPC partnership can be negotiated on suitable terms that provide sufficient value for shareholders.

About Jaime Leverton

Ms. Leverton most recently served as Chief Executive Officer of Hut 8 Mining Corp., one of the largest publicly traded Bitcoin mining companies, where she facilitated extensive M&A and capital markets activities, including the company's Nasdaq listing and its expansion into the HPC space through the acquisition of TeraGo, Inc.’s data center business. Prior to Hut 8, Ms. Leverton held leadership roles as Chief Commercial Officer at eStruxture Data Centers and General Manager, Vice President for Canada and APAC for Cogeco Peer 1 (now Aptum Technologies). Ms. Leverton also served as Managing Director, Financial Markets, for National Bank of Canada and as Vice President, Carrier Sales and Distribution, Americas at BlackBerry in addition to holding leadership roles at both Bell Canada and IBM Canada. She previously served on the boards of directors of Hut 8 Mining Corp. (NASDAQ: HUT) and WonderFi Technologies Inc. (TSX: WNDR) (OTCQB: WONDF). Ms. Leverton holds a Bachelor of Social Science and Bachelor of Arts in Psychology and Political Science from the University of Ottawa, a Master of Business Administration from Dalhousie University, and an Institute of Corporate Directors, Director certificate from the Rotman School of Management at the University of Toronto.

Ms. Leverton brings highly relevant data center leadership skills and experience in converting Bitcoin operations into the AI/HPC space.

About Doug Mouton

Doug Mouton is currently a member of the Advisory Board for Fidelis New Energy, a developer of multi-gigawatt, zero carbon power facilities in Europe and the U.S. He was previously Senior Engineer Lead, Datacenter Design and Construction, at Meta. Prior to that, he was Vice President, Global Datacenter Delivery, at Microsoft, and Group VP at Jacobs Solutions. He has over 33 years of leadership experience from his service in the U.S. Army National Guard, and has a background in driving innovation and efficiency in the design and construction of data centers, cloud infrastructure, and large-scale industrial projects. Mr. Mouton graduated from the U.S. Army War College in 2008 with a Masters of Strategic Studies, Military Science, and Operational Studies. He graduated from the University of Louisiana at Lafayette in 1990 with a Bachelor of Arts in Architecture.

Mr. Mouton brings practical expertise in the design, construction and scaling of data centers and deep familiarity with the requirements of hyperscalers.

About Michael Turner

Mr. Turner is the former President of Oxford Properties Group, a leading global real estate investor, asset manager and business builder, as well as the former Global Head of Real Estate for the OMERS pension plan. While Chair of Oxford’s Leadership team and Investment Committee, Mr. Turner was responsible for the overall guidance and strategic direction of the global team. Previously, Mr. Turner held the positions of Executive Vice President and Senior

Vice President at Oxford Properties Group. Prior to joining Oxford, Mr. Turner was Executive Vice President at CBRE Group, Inc., a leading global real estate investment services provider. He currently serves on the board of directors of Lineage Holdings (NASDAQ: LINE) and is a member of the Audit, Compensation and Equity Award Committees. He previously served on the boards of several investment and asset management companies, including M7 Real Estate (UK), Honest Buildings (sold to NYSE: PCOR) and R-LABS. Mr. Turner holds a Bachelor of Arts from the University of British Columbia, a Master of Planning from Queen’s University and a Master of Finance from the University of Toronto, and is a CFA charter holder.

Mr. Turner brings deep real asset investment and capital allocation experience.

About Riot Platforms, Inc.

Riot's (NASDAQ: RIOT) vision is to be the world's leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has Bitcoin mining operations in central Texas and Kentucky, and electrical switchgear engineering and fabrication operations in Denver, Colorado.

For more information, visit www.riotplatforms.com.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” similar expressions and their negatives are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements relating to the Company’s development at its facilities and the Company’s plans, projections, objectives, expectations, and intentions about future events and trends that it believes may affect the Company’s financial condition, results of operations, business strategy, short-term and long- term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: risks related to the Company’s growth, the anticipated demand for AI/HPC uses, the feasibility of developing the Company’s power capacity for AI/HPC uses, competition in the markets in which the Company operates, market growth, the Company’s ability to innovate and expand into new markets, the Company’s ability to realize benefits from its implementation of new strategies into its business, estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the development of our mining facilities in Texas, Kentucky and elsewhere; our expected schedule of new miner deliveries; our access to electrical power; the impact of weather events on our operations and results; our ability to successfully deploy new miners; the variance in our mining pool rewards may negatively impact our results of Bitcoin production; our megawatt capacity under development; risks related to the

Company’s inability to realize the anticipated benefits from immersion cooling; the inability to integrate acquired businesses successfully, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; or the failure of the Company to otherwise realize anticipated efficiencies and strategic and financial benefits from our business strategies. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward- looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

Investor Contact

Phil McPherson

303-794-2000 ext. 110

IR@Riot.Inc

Media Contacts

Alexis Brock

PR@Riot.Inc

Longacre Square Partners

riot@Longacresquare.com